Exhibit 11

                           Aquila Biopharmaceuticals, Inc.
                  Statement of Computation of Earnings Per Share
                           For the Years Ended December 31,



                                    1998                 1997          1996
                                    ____                 ____          ____
Basic
____

Net income/(loss) for basic
   earnings per common shares   $ (14,599,635)      $  925,516      $5,959,530
Weighted average number of        ============         =======       =========
   common shares Outstanding
   during the year                  6,580,602        5,003,703       3,717,441
Weighted average number of
   shares used in calculation       _________        _________       _________
   Of basic earnings per share      6,580,602        5,003,703       3,717,441
                                    =========        =========       =========
Basic earnings per share       $        (2.22)   $        0.18   $        1.60
                                    =========        =========       =========



Diluted
_______

Net income/(loss) for diluted
   earnings per common share   $  (14,599,635)      $  925,516      $5,959,530
Weighted average number of
   shares used in calculating
   Basic earnings per common
     share                          6,580,602        5,003,703       3,717,441
   Add - common stock equivalents
     (determined using The
     "treasury stock" method)
     representing shares Deemed
     outstanding from the assumed
     exercise of Stock options
     reduced by the number of
     shares Purchased with the
     proceeds (determined using
     average Market price each of
     the four quarters during the
     year)                                  0          138,112               0
Weighted average number of shares
    used in calculation of
    Diluted earnings                _________        _________       _________
    per share                       6,580,602        5,141,815       3,717,441
                                    =========        =========       =========
Diluted earnings per share          $   (2.22)       $    0.18       $    1.60
                                    =========        =========       =========